SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Items 1.01	Entry Into a Material Definitive Agreement

On July 15, 2016 NVR, Inc. (the “Company”) entered into an unsecured Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Runner, and the other lenders party thereto, which provides for aggregate revolving loan commitments of $200 million (the “Facility”). Proceeds of the borrowings under the Facility will be used for working capital and general corporate purposes. The Credit Agreement termination date is July 15, 2021.

Under the Credit Agreement, the Company may request increases of up to $300 million to the Facility in the form of revolving loan commitments or term loans to the extent that new or existing lenders agree to provide additional revolving loan or term loan commitments. The Credit Agreement provides for a $100 million sublimit for the issuance of letters of credit and a $25 million sublimit for a swing line commitment. As of July 18, 2016, no revolving loans were outstanding under the Credit Agreement.

Interest on each committed borrowing under the Facility is determined at the Company’s election of either LIBOR plus a margin ranging from 1.0% to 1.75% (depending upon the Company’s debt rating) or a base rate plus a margin ranging from 0.0% to 0.75% (depending upon the Company’s debt rating). The base rate is defined as the highest of (i) the Federal Funds Rate plus 0.50%, (ii) Bank of America’s prime rate, and (iii) the daily LIBOR for one-month plus 1.0%. The Company is required to pay an unused commitment fee assessed on unused revolving loan commitments at a rate ranging from 0.15% to 0.30%, depending on the Company’s debt rating.

The Credit Agreement contains various representations and affirmative and negative covenants that are generally customary for credit facilities of this type. Such covenants include among others, the following financial maintenance covenants: (i) minimum consolidated tangible net worth, (ii) minimum interest coverage ratio or minimum liquidity and (iii) a maximum leverage ratio. The negative covenants include among others, certain limitations on liens, investments and fundamental changes. The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Company under the Credit Agreement to be immediately due and payable.

The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above referenced summary of the material terms of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

10.1	Credit Agreement dated as of July 15, 2016 among NVR, Inc. and the lenders party hereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Runner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: July 18, 2016	By:	/s/ Daniel D. Malzahn
	Name:	Daniel D. Malzahn
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Credit Agreement dated as of July 15, 2016 among NVR, Inc. and the lenders party hereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Runner.

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